Exhibit 99.1

Kandi Technologies Reports Strong Third Quarter 2017 Financial Results

-    Q3 revenue increased 345.4% yoy to $28.4 million –

-    Q3 JV Company sold 6,765 units of EV products, a 3576.6% increase yoy –

-    Q3 GAAP net income of $1.9 million compared to net loss of $0.6 million in the same period last year –

JINHUA, CHINA -- (November 9, 2017) - Kandi Technologies Group, Inc. (the “Company,” “we” or “Kandi”) (NASDAQ GS: KNDI), today announced its financial results for the third quarter of 2017.

Third Quarter Highlights

●	Total revenues were $28.4 million for the third quarter of 2017, an increase of 345.4% from total revenues of $6.4 million for the same period in 2016.

●	Electric Vehicle (“EV”) parts sales increased by 473.2%, to $27.0 million for the third quarter of 2017, compared with EV parts sales of $4.7 million for the same period in 2016.

●	Kandi Electric Vehicles Group Co., Ltd. (the “JV Company”) sold 6,765 units of EV products, including 2,747 units of model K17 and 4,018 of model K12 for the third quarter of 2017 compared to 184 units sold in the same period last year;

●	GAAP net income for the third quarter of 2017 was $1.9 million, or earnings of $0.04 per fully diluted share compared with GAAP net loss of $0.6 million, or loss of $0.01 per fully diluted share for the same period in 2016

●	Non-GAAP adjusted net income[1], which excludes stock award expenses and the change of the fair value of financial derivatives, was $3.0 million in the third quarter of 2017, compared with non-GAAP net loss of $1.8 million for the same period in 2016. Non-GAAP adjusted income per share[1] was approximately $0.06 per fully diluted share for the third quarter of 2017, compared with Non-GAAP adjusted loss per share[1] of $0.04 per fully diluted share for the same period in 2016.

●	Working capital surplus was $45.3 million as of September 30, 2017. Cash, cash equivalents and restricted cash totaled $24.3 million as of September 30, 2017.

1 Non-GAAP measures, including Non-GAAP net income and Non-GAAP EPS are defined as the financial measures excluding the change of fair value of financial derivatives and the effects of stock award expenses. We supply non- GAAP information because we believe it allows our investors to obtain a clearer understanding of our operations. Any non-GAAP measure should not be considered as a substitute for, and should only be read in conjunction with, measures of financial performance prepared in accordance with GAAP.

Mr. Hu Xiaoming, Chairman and Chief Executive Officer of Kandi, commented, “We’re pleased with our solid business performance in the third quarter. Our production and sales have increased significantly year over year as the JV Company has resumed normal production and sales of EV products. Due to confusion surrounding the reusable battery exchange model, our business had been heavily impacted since last year. We have been working diligently since then to overcome that difficult time in order to turn it into a great success. This quarter represents a turning point and an exciting time for Kandi as the Company continues preparing for the tremendous opportunities available in the renewable energy industry. We remain confident in our ability to continue to successfully execute our long-term business plan and regain our leading market position in the EV industry in the near future.”

Net Revenues and Gross Profit

	3Q17	3Q16	Y-o-Y%
Net Revenues (US$million)	$28.4	$6.4	345.4%
Gross Profit (US$million)	$4.8	$0.7	642.0%
Gross Margin	17.0%	10.2%	-

Net revenues for the third quarter of 2017 increased by 345.4% compared to the same period last year. The increase in net revenue was mainly due to the increase in EV parts sales during this quarter. The selling price of our products for the three months ended September 30, 2017 decreased on average from the same period last year. The increase in revenues was primarily due to the increase in sales volume.

Operating Income (Loss)

	3Q17	3Q16	Y-o-Y%
Operating Expenses (US$million)	$3.1	$1.3	141.7%
Operating Income (Loss) (US$million)	$1.8	$(0.6)	384.4%
Operating Margin	6.2%	(9.7%)	-
Operating Income (Loss) (US$million) (Non-GAAP)	$2.8	$(1.8)	-

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Total operating expenses in the third quarter of 2017 were $3.1 million, compared with $1.3 million in the same quarter of 2016. The increase in total operating expenses was due to increased G&A expenses, which were $2.2 million in this quarter compared with $0.4 million in the same quarter last year.

GAAP Net Income (Loss)

	3Q17	3Q16	Y-o-Y%
Net Income (Loss) (US$million)	$1.9	$(0.6)	438.9%
Earnings (Loss) per Weighted Average Common Share	$0.04	$(0.01)	-
Earnings (Loss) per Weighted Average Diluted Share	$0.04	$(0.01)	-
Stock Award Expenses (Reversal) (US$million)	$1.0	$(1.2)	185.5%
Change in the Fair Value of Financial Derivatives (US$million)	-	-	-
Non-GAAP Net Income (Loss) from Continuing Operations (US$million)	$2.9	$(1.8)	265.6%

Net income was $1.9 million in the third quarter, compared with net loss of $0.6 million in the same quarter of 2016. The net income for this quarter was primarily attributable to significantly increased revenue and gross profits this period as compared to the same period of last year.

Non-GAAP net income was $2.9 million in the third quarter of 2017, an increase of $4.7 million compared to Non-GAAP net loss of $1.8 million in the same quarter of 2016. The increase in net income (non-GAAP) was primarily attributable to the significantly increased revenue and gross profits in the third quarter of 2017.

Kandi Electric Vehicles Group Co., Ltd. (the “JV Company”) Financial Results

In the third quarter of 2017, the JV Company sold 6,765 units of EV products.

The condensed financial income statements of the JV Company in the third quarter are as set forth below:

	3Q17	3Q16	Y-o-Y%
Net Revenues (US$million)	$86.2	$11.7	637.3%
Gross Income (US$million)	$5.3	$5.9	-11.1%
Gross Margin	6.1%	50.8%	-
Net loss (US$million)	$(0.5)	$(0.4)	-12.6%
% of Net revenue	-	-	-

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Revenue for the JV Company was $86.2 million in the third quarter of 2017, an increase of 637.3% compared to the same quarter of 2016. Net loss was $0.5 million, a 12.6% decrease compared to the same quarter of 2016.

Kandi’s investments in the JV Company are accounted for using the equity method of accounting because Kandi has a 50% ownership interest in the JV Company. As a result, Kandi recorded 50% of the JV Company’s losses of $0.2 million for this quarter. After eliminating intra-entity profits and losses, Kandi’s share of the after-tax profit of the JV Company was $0.4 million for the third quarter of 2017.

Third Quarter 2017 Conference Call Details

The Company has scheduled a conference call and live webcast to discuss its second quarter 2017 financial results at 8:00 A.M. Eastern Time (9:00 P.M. Beijing Time) on November 9, 2017. Mr. Hu Xiaoming, Chief Executive Officer of the Company, and Mr. Mei Bing, Chief Financial Officer of the Company, will deliver prepared remarks to be followed by a question and answer session.

Dial-in details for the conference call are as follows:

●	Toll-free dial-in number: +1-855-327-6838

●	International dial-in number: + 1-604-235-2082

●	Webcast and replay: http://public.viavid.com/index.php?id=127124

A live audio webcast of the call can also be accessed by visiting Kandi’s Investor Relations page on the Company’s website at http://www.kandivehicle.com. An archive of the webcast will be available on the Company’s website following the live call.

About Kandi Technologies Group, Inc.

Kandi Technologies Group, Inc. (KNDI), headquartered in Jinhua, Zhejiang Province, is engaged in the research and development, manufacturing and sales of various vehicle products. Kandi has established itself as one of China’s leading manufacturers of pure electric vehicle (“EV”) products (through its joint venture), EV parts and off-road vehicles. More information can be viewed at the Company’s corporate website at http://www.kandivehicle.com. The Company routinely posts important information on its website.

Safe Harbor Statement

This press release contains certain statements that may include “forward-looking statements.” All statements other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risk factors discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on the SEC’s website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Follow us on Twitter: @ Kandi_Group

Company Contact:

Ms. Kewa Luo

Kandi Technologies Group, Inc.

Phone: 1-212-551-3610

Email: IR@kandigroup.com

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- Tables Below -

KANDI TECHNOLOGIES GROUP, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET

(UNAUDITED)

	September 30, 2017	December 31, 2016

Current assets
Cash and cash equivalents	$3,560,510	$12,235,921
Restricted cash	20,735,921	12,957,377
Short term investment	-	4,463,097
Accounts receivable	41,774,453	32,394,613
Inventories (net of provision for slow moving inventory of $574,165 and $415,797 as of September 30, 2017 and December 31, 2016, respectively	15,176,578	11,914,110
Notes receivable from JV Company and related party	1,542,147	400,239
Other receivables	238,577	66,064
Prepayments and prepaid expense	5,471,257	4,317,855
Due from employees	25,901	4,863
Advances to suppliers	14,536,366	38,250,818
Amount due from JV Company, net	136,632,901	136,536,159
Amount due from related party	6,437,261	10,484,816
TOTAL CURRENT ASSETS	246,131,872	264,025,932

LONG-TERM ASSETS
Property, Plant and equipment, net	12,962,632	15,194,442
Land use rights, net	12,045,926	11,775,720
Construction in progress	47,676,068	27,054,181
Deferred taxes assets	4,555,018	-
Long Term Investment	1,427,798	1,367,723
Investment in JV Company	67,087,803	77,453,014
Goodwill	322,591	322,591
Intangible assets	351,640	413,211
Advances to suppliers	27,695,209	33,819,419
Other long term assets	7,726,179	8,271,952
Amount due from JV Company, net	15,907,183	-
TOTAL Long-Term Assets	197,758,047	175,672,253

TOTAL ASSETS	$443,889,919	$439,698,185

CURRENT LIABILITIES
Accounts payables	$131,047,418	$115,870,051
Other payables and accrued expenses	6,523,693	4,835,952
Short-term loans	32,613,923	34,265,065
Customer deposits	125,411	41,671
Notes payable	26,212,569	14,797,325
Income tax payable	2,282,514	1,364,235
Due to employees	31,956	21,214
Deferred taxes liabilities	-	118,643
Deferred income	1,397,138	6,363,751
Loss contingency-litigation	601,178	-
Total Current Liabilities	200,835,800	177,677,907

LONG-TERM LIABILITIES
Long term bank loans	30,058,915	28,794,172
Deferred taxes liabilities	-	878,639
Total Long-Term Liabilities	30,058,915	29,672,811

TOTAL LIABILITIES	230,894,715	207,350,718

STOCK HOLDER’S EQUITY
Common stock, $0.001 par value; 100,000,000 shares authorized; 48,034,038 and 47,699,638 shares issued and outstanding at September 30,2017 and December 31,2016, respectively	48,034	47,700
Additional paid-in capital	233,409,326	227,911,477
Retained earnings (the restricted portion is $4,217,753 and $4,219,808 at September 30,2017 and December 31,2016, respectively)	(9,248,214)	24,545,163
Accumulated other comprehensive loss	(11,213,942)	(20,156,873)
TOTAL STOCKHOLDERS’ EQUITY	212,995,204	232,347,467

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$443,889,919	$439,698,185

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KANDI TECHNOLOGIES GROUP, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND
COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

REVENUES FROM UNRELATED PARTY, NET	6,604,109	5,211,201	$10,720,595	$46,165,105
REVENUES FROM JV COMPANY AND RELATED PARTY, NET	21,749,790	1,155,179	49,233,156	66,076,536

REVENUES, NET	28,353,899	6,366,380	59,953,751	112,241,641

COST OF GOODS SOLD	23,522,406	5,715,211	50,697,990	96,417,337

GROSS PROFIT	4,831,493	651,169	9,255,761	15,824,304

OPERATING EXPENSES:
Research and development	657,851	522,806	26,569,624	1,222,967
Selling and marketing	216,351	374,102	976,913	1,150,880
General and administrative	2,196,201	373,411	12,074,147	18,031,487
Total Operating Expenses	3,070,403	1,270,319	39,620,684	20,405,334

INCOME (LOSS) FROM OPERATIONS	1,761,090	(619,150)	(30,364,923)	(4,581,030)

OTHER INCOME (EXPENSE):
Interest income	619,923	832,031	1,709,990	2,397,364
Interest expense	(598,523)	(425,152)	(1,761,786)	(1,299,549)
Change in fair value of financial instruments	-	10,692	-	3,823,590
Government grants	474,950	594,323	5,804,561	2,292,180
Share of income (loss) after tax of JV	444,181	(299,538)	(13,455,786)	(203,375)
Other expense, net	(6,560)	(106,299)	143,617	202,878
Total other income (expense), net	933,971	606,057	(7,559,404)	7,213,088

INCOME (LOSS) BEFORE INCOME TAXES	2,695,061	(13,093)	(37,924,327)	2,632,058

INCOME TAX (EXPENSE) BENEFIT	(776,985)	(552,848)	4,130,951	(316,399)

NET INCOME (LOSS)	1,918,076	(565,941)	(33,793,376)	2,315,659

OTHER COMPREHENSIVE INCOME(LOSS)
Foreign currency translation	4,032,652	(805,216)	8,942,931	(6,433,480)

COMPREHENSIVE INCOME (LOSS)	$5,950,728	$(1,371,157)	$(24,850,445)	$(4,117,821)

WEIGHTED AVERAGE SHARES OUTSTANDING BASIC	48,028,467	47,695,290	47,913,028	47,436,418
WEIGHTED AVERAGE SHARES OUTSTANDING DILUTED	48,028,467	47,695,290	47,913,028	47,436,418

NET INCOME (LOSS) PER SHARE, BASIC	$0.04	$(0.01)	(0.71)	$0.05
NET INCOME(LOSS) PER SHARE, DILUTED	$0.04	$(0.01)	(0.71)	$0.05

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KANDI TECHNOLOGIES GROUP, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	September 30, 2017	September 30, 2016

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(33,793,376)	$2,315,659
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	3,556,661	3,681,345
Assets Impairments	136,936	-
Deferred taxes	(5,596,103)	(2,608,702)
Change in fair value of financial instruments	-	(3,823,590)
Share of loss after tax of JV Company	13,455,786	203,375
Stock Compensation cost	5,522,358	13,930,829

Changes in operating assets and liabilities, net of effects of acquisition:
(Increase) Decrease In:
Accounts receivable	(8,926,990)	(48,534,492)
Notes receivable	-	918,018
Notes receivable from JV Company and related party	4,923,967	-
Inventories	(2,814,129)	1,802,780
Other receivables and other assets	754,661	(11,868,318)
Due from employee	(10,766)	17,718
Advances to supplier and Prepayments and prepaid expenses	23,878,150	(31,684,685)
Advances to suppliers-Long term	(4,804,200)	-
Amount due from JV Company	(33,071,177)	(87,973,693)
Amount due from JV Company-Long-term	(15,907,183)	-
Due from related party	4,406,105	28,994,314

Increase (Decrease) In:
Accounts payable	53,078,541	106,924,655
Other payables and accrued liabilities	2,173,413	10,415,706
Notes payable	(3,933,839)	(5,849,988)
Customer deposits	80,057	(13,598)
Income Tax payable	732,405	607,422
Deferred income	(5,127,455)	-
Loss contingency-litigation	587,579	-
Net cash used in operating activities	$(698,599)	$(22,545,245)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of plant and equipment, net	(420,037)	(39,250)
Purchases of construction in progress	(1,565,244)	(4,236,301)
Repayment of notes receivable	-	10,436,303
Restricted cash	5,875,786	-
Short Term Investment	4,553,734	1,592,024
Net cash provided by investing activities	$8,444,239	$7,752,776

CASH FLOWS FROM FINANCING ACTIVITIES:
Restricted cash	(12,922,105)	1,519,477
Proceeds from short-term bank loans	24,854,574	-
Repayments of short-term bank loans	(27,939,362)	-
Proceeds from notes payable	13,367,413	-
Repayment of notes payable	(14,060,961)	-
Warrant exercise	-	434,666
Net cash (used) provided by financing activities	$(16,700,441)	$1,954,143

NET DECREASE IN CASH AND CASH EQUIVALENTS	(8,954,801)	(12,838,326)
Effect of exchange rate changes on cash	279,390	(210,383)
Cash and cash equivalents at beginning of year	12,235,921	16,738,559

CASH AND CASH EQUIVALENTS AT END OF PERIOD	3,560,510	3,689,850

SUPPLEMENTARY CASH FLOW INFORMATION
Income taxes paid	1,072,082	2,322,747
Interest paid	1,164,774	1,283,843

SUPPLEMENTAL NON-CASH DISCLOSURES:
Prepayment transferred to construction in progress	12,241,736	-
Purchase of construction in progress by accounts payable	6,244,120	-
Advances to suppliers-long term adjusted for other payable	1,057,152	-
Settlement of due from JV Company and related parties with notes receivable	39,197,964	46,791,213
Settlement of accounts receivables with notes receivable from unrelated parties	1,150,038	15,198,694
Assignment of notes receivable to supplier to settle accounts payable	34,325,141	61,497,480
Settlement of accounts payable with notes payables	15,149,150	5,187,040
Deferred tax change to other comprehensive income	52,266	-

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